UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2023

Sunlight Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 12, 2023 (the “Effective Date”), Sunlight Financial LLC (“Sunlight”) and SL Financial Holdings Inc. (“SL Financial”), each a subsidiary of Sunlight Financial Holdings Inc. (the “Company”), and Cross River Bank (“CRB”), entered into an Omnibus Waiver and Amendment to the Loan and Security Agreement and Loan Program Agreements (the “Waiver and Amendment”), which waives and amends certain provisions under:
•the Loan and Security Agreement, dated as of April 25, 2023, by and between CRB, Sunlight and SL Financial (the “Loan Agreement”);
•the Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023, by and between CRB, Sunlight and SL Financial (the “Solar Program Agreement”); and
•the Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and between CRB, Sunlight and SL Financial (the “HI Program Agreement”, and together with the Solar Program Agreement, the “Program Agreements”).

The Waiver and Amendment provides, among other things:
•a waiver by CRB under the Program Agreements of the cash payment of certain fees that are due and payable by Sunlight as of the Effective Date through the earlier of October 31, 2023, or the occurrence of certain other events as defined in the Waiver and Amendment (the “Waiver Expiration Date”) and a conversion of such fees into additional principal amounts of Tranche 1 Loans under the Loan Agreement (without impacting the utilization of the Tranche 1 Commitments (as defined in the Loan Agreement) and, except as contemplated under the Waiver and Amendment, no other advances or borrowings of Tranche 1 Term Loans shall be permitted or made following the Effective Date;
•the conversion of certain repurchase obligations under the Program Agreements into additional principal amounts of Tranche 2 Loans under the Loan Agreement (without impacting the utilization of the Tranche 2 Commitments (as defined in the Loan Agreement) and, except as contemplated under the Waiver and Amendment, no other advances or borrowings of Tranche 2 Term Loans shall be permitted or made following the Effective Date;
•a waiver by CRB through the Waiver Expiration Date of certain repurchase obligations under Section 5.6(c)(B) of the Solar Program Agreement and Section 5.6(d)(B) of the HI Program Agreement;
•a waiver by CRB through the Waiver Expiration Date of consequences arising under certain provisions of the Solar Program Agreement as a result of a breach or default by Sunlight of Sections 5.4(e), 5.6(c)(A), and 5.6(c)(B);
•a waiver by CRB through the Waiver Expiration Date of consequences arising under certain provisions of the HI Program Agreement as a result of a breach or default by Sunlight of Sections 5.5(d), 5.6(d)(A), and 5.6(d)(B);
•a consent right to CRB with respect to certain loan sales, provided that, if such consent for these sales is withheld, such loan will no longer accrue fees under the Program Agreements and will become Retained Loans and shall not be considered Total Loans (each as defined in the Program Agreements), provided further that any such loans that become Retained Loans pursuant to the Waiver and Amendment shall be excluded from calculations under Section 2.5(c) of the Solar Program Agreement and Section 2.5(c) of the HI Program Agreement;
•a removal of Section 1.6(b)(iii) of the Loan Agreement and a revision to Section 2.2(i) to allow for the aggregate outstanding principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans and fees to exceed $100,000,000.00 or such greater amount in CRB’s discretion;
•revisions to the Loan Agreement to add covenants with respect to cash management, strategic alternative updates, and budget reporting; and
•a revision to Section 5.8(a) of the Loan Agreement to require Sunlight to maintain certain levels of cash balances in Sunlight’s and its subsidiaries operating accounts, depository accounts and excess cash with CRB or its affiliates.

The foregoing summary of the Waiver and Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Waiver Amendment, a copy of which is attached hereto as Exhibit 10.1, and the Loan Agreement and the Program Agreements, as attached as Exhibits 10.1, 10.3 and 10.5 on the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on May 1, 2023, each of which are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1
Omnibus Waiver and Amendment to Loan and Security Agreement and Loan Program Agreements, dated as of September 12, 2023, by and between Cross River Bank, Sunlight Financial LLC and SL Financial Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer
Date: September 12, 2023